CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We consent to the reference to our firm under the caption "Fund Service Providers" in the Prospectus, "For More Information - Independent Registered Public Accounting Firm" on the outside back cover of the Prospectus and "Miscellaneous Information - Independent Registered Public Accounting Firm" in the Statement of Additional Information and to the use of our report on the Claymore Exchange-Traded Fund Trust comprised of the Claymore/BNY BRIC ETF, Claymore/Sabrient Insider ETF, Claymore/Sabrient Stealth ETF, Claymore/Zacks Sector Rotation ETF and Claymore/Zacks Yield Hog ETF dated September 7, 2006 in the Registration Statement (Form N-1A) and related Prospectus and Statement of Additional Information filed with the Securities and Exchange Commission in this Pre-Effective Amendment No. 3 to the Registration Statement under the Securities Act of 1933 (Registration No. 333-134551) and in this Amendment No. 3 to the Registration Statement under the Investment Company Act of 1940 (Registration No. 811-21906).



                                                           /s/ ERNST & YOUNG LLP



Chicago, Illinois
September 15, 2006